ALICO ANNOUNCES BOARD COMMITTEE CHANGES

La Belle, FL., August 12, 2009 -- Alico, Inc. (NASDAQ: ALCO), a land management company, announced that Director Dean Saunders has resigned from the Company’s Audit Committee and been replaced by Director Robert Viguet, a securities lawyer.  Mr. Saunders will remain on the Company’s Board and continue to serve on the Board’s Real Estate and Investment Committee. Mr. Saunders is a leading real estate broker in Florida.  Alico’s Board of Directors recently decided to actively market certain portions of its real estate holdings and the independent directors conceptually approved Mr. Saunders to assist the Company in its marketing efforts.  Mr. Saunders resigned his position with the Audit Committee in order to avoid any questions concerning his status as an independent director.  Any dealings with Mr. Saunders or his real estate company will be evaluated by the Audit Committee under the Company’s affiliated transactions policy to assure that any such dealings are conducted in accordance with that policy in compliance with the rules and regulations of the Securities Exchange Commission.

Alico’s Audit Committee is now composed of Evelyn D’An, Chairperson, Ramon Rodriguez, Charles L. Palmer, Robert Viguet and Dr. Gordon Walker.

About Alico, Inc.

Alico, Inc., a land management company operating in Central and Southwest Florida, owns approximately 135,500 acres of land located in Collier, Glades, Hendry, Lee and Polk counties. Alico is involved in various agricultural operations and real estate activities. Alico's mission is to grow its asset values through its agricultural and real estate activities to produce superior long-term returns for its shareholders.

For Further Information Contact:
Steven M. Smith
LaBelle, Florida
(863) 675-2966

Statements in this press release that are not statements of historical or current fact constitute "forward-looking statements"' within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of the Company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company's reports and registration statements filed with the Securities and Exchange Commission.